As filed with the Securities and Exchange Commission on February 2, 2006
Registration No. 333-71524

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO FORM S-3 REGISTRATION
STATEMENT ON
FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CYGNUS, INC.
(Exact Name of Registrant as Specified in Its Charter)

Delaware	9995	94-2978092
(State or Other Jurisdiction of	(Primary Standard	(I.R.S. Employer
Incorporation or Organization)	Industrial Classification	Identification Number)
	Code Number)
P.O. Box 321195
Los Gatos, California 94108
(415) 262-6223
(Address, Including Zip Code, and Telephone Number,
Including Area Code, of Registrant’s Principal Executive Offices)

Barbara G. McClung, Esq.
Cygnus, Inc.
P.O. Box 321195
Los Gatos, California 94108
(415) 262-6223
(Name, Address, Including Zip Code, and Telephone
Number, Including Area Code, of Agent for Service)

COPY TO:
Ashok W. Mukhey, Esq.
Irell & Manella LLP
1800 Avenue of the Stars, Suite 900
Los Angeles, California 90067
(310) 277-1010

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: Not applicable.
If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.     ☐
If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
This Post-Effective Amendment shall become effective in accordance with Section 8(c) of the Securities Act of 1933, as amended, on such date as the Commission, acting pursuant to said Section 8(c), may determine.

EXPLANATORY STATEMENT; DEREGISTRATION OF SECURITIES
     Cygnus, Inc. (the “Company”) filed a registration statement on Form S-3 (No. 333-71524) (the “Registration Statement”) to register a total of $29,000,000 of its Common Stock, $.001 par value per share, together with associated Series A Participating Preferred Stock Purchase Rights. On November 21, 2005 (the “Dissolution Date”), the Company filed a certificate of dissolution with the Secretary of State of the State of Delaware. Pursuant to the undertakings contained in the Registration Statement, the Company is filing this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement to deregister all of the securities registered under the Registration Statement that remained unsold on the Dissolution Date.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on this 2nd day of February, 2006.

CYGNUS, INC.
By:	/s/ John C Hodgman
John C Hodgman
Chairman of the Board

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 on Form S-1 to the Registration Statement on Form S-3 has been signed by the following person in the capacities and on the date indicated.

Signature	Title	Date

/s/ John C Hodgman John C Hodgman	Chairman of the Board and Director (Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)	February 2, 2006